UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2012

Columbia Sportswear Company

(Exact name of registrant as specified in its charter)

Oregon	0-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices)

(503) 985-4000

(Registrant’s telephone number, including area code)(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

On August 15, 2012 Michael W. McCormick indicated his intent to terminate his position as Columbia Sportswear Company’s (the “Company”) Executive Vice President of Global Sales and Marketing, and, for personal reasons, he will terminate employment with the Company. Timothy Boyle, the Company’s President and Chief Executive Officer, will be assuming Mr. McCormick’s former duties on an interim basis.

Upon termination and subject to Mr. McCormick’s agreement to release any claims against the Company and various other conditions, Mr. McCormick will be entitled to receive compensation and other specified benefits in accordance with the Company’s Change In Control Severance Plan.

(e)

The information set forth under Item 5.02(b) above relating to the severance benefits payable to Mr. McCormick, subject to the terms of the Company’s Change In Control Severance Plan, is incorporated into this Item 5.02(e) by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company

Date: August 15, 2012	By:	/s/ Peter J. Bragdon
	Name:	Peter J. Bragdon
	Title:	Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary